EXHIBIT 10.1

EXECUTION VERSION

THIRD AMENDMENT AND LIMITED WAIVER
TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDMENT AND LIMITED WAIVER, dated as of February 20, 2009 (this “Third Amendment”), is by and among International Coal Group, Inc., a Delaware corporation (“Holdings”), ICG, LLC, a Delaware limited liability company and a wholly owned direct subsidiary of Holdings (“Borrower”), UBS AG, Stamford Branch, as administrative agent (the “Administrative Agent”) and the Lenders (as defined below) party hereto, and is with respect to the Second Amended and Restated Credit Agreement, dated as of June 23, 2006 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Holdings, Borrower, the Guarantors party thereto, the lenders party thereto (the “Lenders”), J.P. Morgan Securities Inc. and UBS Securities LLC, as Joint Lead Arrangers and Joint Bookrunners, JPMorgan Chase Bank, N.A. and CIT Capital USA Inc., as Co-Syndication Agents, Bank of America, N.A. and Wachovia Bank, N.A., as Co-Documentation Agents, JPMorgan Chase Bank, N.A. and Bank of America, N.A., as Issuing Banks, UBS Loan Finance LLC, as Swingline Lender, and UBS AG, Stamford Branch, as Issuing Bank, Administrative Agent and Collateral Agent, as amended by the First Amendment, dated as of January 31, 2007, and the Second Amendment, dated as of July 31, 2007.  Capitalized terms used but not defined in this Third Amendment have the meanings given to such terms in the Credit Agreement.

RECITALS

WHEREAS, Borrower has informed the Lenders that, with respect to the limited corporate and Real Property related matters set forth in Part I of Schedule I hereto, it has not complied with the requirements of Sections 5.12 and 5.14 within the time periods specified in the Credit Agreement;

WHEREAS, Borrower has requested that the Lenders waive the Specified Defaults (as defined below) as provided for herein;

WHEREAS, Borrower wishes to make certain amendments to the Credit Agreement, as more particularly described in Article II of this Third Amendment; and

WHEREAS, the Lenders party hereto are willing to grant such waiver and to agree to such amendments on the terms and subject to the conditions contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.

LIMITED WAIVER

    Section 1.01 Limited Waiver.

  Subject to the terms and conditions of this Third Amendment, the Lenders hereby waive each of the Defaults or Events of Default set forth in Part I of Schedule I hereto (each, a “Specified Default” and, collectively, the “Specified Defaults”).

    Section 1.02 Limitation of Waiver.

  Without limiting the generality of the provisions of Section 11.02 of the Credit Agreement, the waiver set forth above shall be limited precisely as written and relate solely to the waiver of the provisions of the Credit Agreement in the manner and to the extent described above, and nothing in this Article I shall be deemed to:

(a) constitute a waiver of compliance by any Loan Party with respect to any other term, provision or condition of any Loan Document or any other instrument or agreement referred to therein; or

(b) prejudice any right or remedy that any Agent or Lender may now have or may have in the future under or in connection with the Credit Agreement, any other Loan Document or any other instrument or agreement referred to therein.

ARTICLE II.

AMENDMENTS TO CREDIT AGREEMENT

Section 2.01 Amendments Related to Table of Contents.

A reference to the following new Exhibit R is added to the Table of Contents of the Credit Agreement immediately after Exhibit P:

“Exhibit R                                Form of Minimum Liquidity Certificate”

Section 2.02 Amendments Related to Defined Terms.  The following defined terms are added to Section 1.01 of the Credit Agreement in their proper alphabetical order:

““Collateral Audit” shall have the meaning assigned to such term in Section 5.14(b).”

““Minimum Liquidity” shall mean, with respect to Holdings and its consolidated Subsidiaries and as of any date of determination, the sum of (i) available cash on the consolidated balance sheet of Holdings and its consolidated Subsidiaries, determined in accordance with GAAP, as of such date and (ii) to the extent the conditions set forth in Section 4.02 would be satisfied as of such date, the available yet unutilized portion of the Revolving Commitments.”

““Minimum Liquidity Certificate” shall mean a certificate of a Financial Officer of Borrower substantially in the form of Exhibit R.”

““Mortgage Modifications” shall have the meaning assigned to such term in Section 5.16(a).”

““Second Amendment” shall mean the Second Amendment to this Agreement, dated as of July 31, 2007.”

““Third Amendment” shall mean the Third Amendment and Limited Waiver to this Agreement, dated as of February 20, 2009.”

““Third Amendment Effective Date” shall mean the date on which of each of the conditions set forth in Article III of the Third Amendment has been either satisfied or waived.”

       Section 2.03 Amendments Related to Reporting Requirements.

      (a) The word “and” after the “;” in Section 5.01(h) is deleted.

(b) The “.” at the end of Section 5.01(i) is deleted and replaced with “; and”.

(c) The following new Section 5.01(j) is inserted immediately after Section 5.01(i):

“(j)           Monthly Reports.  As soon as available, and in any event within 5 days after the end of each fiscal month of each fiscal year of Borrower, beginning with the fiscal month ending on February 28, 2009, a Minimum Liquidity Certificate certifying to the Loan Parties’ compliance with Section 6.10(e) for the period specified therein.”

        Section 2.04 Amendments Related to Information Regarding Collateral.

  The following new Section 5.14(b) is inserted immediately after Section 5.14(a):

“(b)           Each Loan Party shall take all steps reasonably requested by the Administrative Agent or its counsel to ensure that a standard audit of the Collateral for the Obligations (the “Collateral Audit”) is completed within 30 days after the Third Amendment Effective Date.  In furtherance of the foregoing, and without limiting the provisions of Section 11.03, Borrower agrees to pay promptly all costs and expenses related to such Collateral Audit, including, without limitation, the fees and expenses of counsel to the Administrative Agent and the fees and expenses of any third-party search or filing services.”

      Section 2.05 Amendments Related to Limited Corporate and Real Property Related Matters.

  The following new Section 5.16 is inserted immediately after Section 5.15:

“SECTION 5.16  Certain Corporate and Real Property Related Matters.  Promptly (and in any event within 30 days after the Third Amendment Effective Date) deliver to the Administrative Agent and the Collateral Agent:

(a)           Evidence that, with respect to each Mortgaged Property of each Loan Party, each Company shall have made all modifications, registrations and filings, to the extent required by, and in accordance with, all Requirements of Law (the “Mortgage Modifications”) in order to maintain a perfected security interest in such Mortgaged Property;

(b)           Local counsel opinions regarding the enforceability of the Mortgage Modifications, in each case (i) dated the Third Amendment Effective Date, (ii) addressed to the Agents, the Issuing Banks and the Lenders and (iii) otherwise in form and substance reasonably acceptable to the Administrative Agent; and

(c)           Each of the documents set forth in Part II of Schedule I to the Third Amendment, in each case duly executed and, if applicable, filed by the applicable Loan Party or Company.”

      Section 2.06 Amendments Related to Financial Covenants.

      (a) Sections 6.10(a) and (b) of the Credit Agreement are deleted in their entirety and replaced with the following:

“(a)           Maximum Leverage Ratio.  Permit the Leverage Ratio, at any date during any period set forth in the table below, to exceed the ratio set forth opposite such period in the table below:

Period	Leverage Ratio
March 31, 2007 to December 31, 2007	8.75 to 1.0
January 1, 2008 to March 31, 2008	8.50 to 1.0
April 1, 2008 to June 30, 2008	7.50 to 1.0
July 1, 2008 to September 30, 2008	6.25 to 1.0
October 1, 2008 to December 31, 2008	5.50 to 1.0
January 1, 2009 to March 31, 2009	4.50 to 1.0
April 1, 2009 to June 30, 2009	4.25 to 1.0
July 1, 2009 to September 30, 2009	3.75 to 1.0
October 1, 2009 to December 31, 2009	3.25 to 1.0
January 1, 2010 and thereafter	2.75 to 1.0

(b)           Minimum Interest Coverage Ratio.  Permit the Consolidated Interest Coverage Ratio, at the last day of any period set forth in the table below, to exceed the ratio set forth opposite such period in the table below:

Period	Interest Coverage Ratio
March 31, 2007 to June 30, 2008	1.25 to 1.0
July 1, 2008 to September 30, 2008	1.75 to 1.0
October 1, 2008 to December 31, 2008	2.00 to 1.0
January 1, 2009 to March 31, 2009	2.00 to 1.0
April 1, 2009 to June 30, 2009	2.00 to 1.0
July 1, 2009 to September 30, 2009	2.25 to 1.0
October 1, 2009 to December 31, 2009	2.75 to 1.0
January 1, 2010 and thereafter	4.00 to 1.0
”

(b) The table and the proviso following the table in Section 6.10(d) of the Credit Agreement are deleted in their entirety and replaced with the following:

“
Period	Amount (in millions)
January 1, 2007 to December 31, 2007	$180.0
January 1, 2008 to December 31, 2008	$180.0
January 1, 2009 to December 31, 2009	$100.0
January 1, 2010 to December 31, 2010	$200.0
January 1, 2011 to December 31, 2011	$100.0

; provided, however, that, with respect to fiscal year 2009, the aggregate amount of Capital Expenditures made in each of the following fiscal periods in such fiscal year shall not exceed (i) $32.5 million in the fiscal quarter ending on March 31, 2009, (ii) without duplication, $57.5 million in the aggregate in the two consecutive fiscal quarters ending on June 30, 2009, (iii) without duplication, $82.5 million in the aggregate in the three consecutive fiscal quarters ending on September 30, 2009 and (iv) without duplication, $100.0 million in the aggregate in such fiscal year; provided, further, however, that (x) if the aggregate amount of Capital Expenditures made in any fiscal year shall be less than the maximum amount of Capital Expenditures permitted under this Section 6.10(d) for such fiscal year (before giving effect to any carryover), then an amount of such shortfall not exceeding 50% of such maximum amount (without giving effect to clause (z) below) may be added to the amount of Capital Expenditures permitted under this Section 6.10(d) for the immediately succeeding (but not any other) fiscal year, (y) in determining whether any amount is available for carryover, the amount expended in any fiscal year shall first be deemed to be from the amount allocated to such fiscal year (in respect of any carryover from a prior year) and (z) the amount set forth in the table above for any period may be increased by an amount equal to (1) 50% of (2) the amount of (I) any Indebtedness incurred under Section 6.01(n) and/or Section 6.01(o) which a Responsible Officer of the Borrower has certified to the Administrative Agent will be used prior to the Revolving Maturity Date to finance Capital Expenditures and (II) any Equity Interests issued under Section 6.13 which a Responsible Officer of the Borrower has certified to the Administrative Agent will be used prior to the Revolving Maturity Date to finance Capital Expenditures, so long as the aggregate increase in Capital Expenditures permitted by this proviso since the First Amendment Effective Date does not exceed $250.0 million.”

(c) The following new Section 6.10(e) is inserted immediately after Section 6.10(d):

“(e)           Minimum Liquidity.  Permit the aggregate amount of the Loan Parties’ and their Subsidiaries’ Minimum Liquidity, at the last day of each calendar month in any period set forth in the table below, to be less than the amount set forth opposite such period in the table below or fail to deliver a Minimum Liquidity Certificate as required pursuant to Section 5.01(j):

Period	Amount (in millions)
Third Amendment Effective Date to March 31, 2009	$25.0
April 1, 2009 to April 30, 2009	$20.0
May 1, 2009 to May 31, 2009	$22.5
June 1, 2009 to June 30, 2009	$30.0
July 1, 2009 to July 31, 2009	$22.5
August 1, 2009 to August 31, 2009	$27.5
September 1, 2009 to October 31, 2009	$35.0
November 1, 2009 to December 31, 2009	$40.0
”

        Section 2.07 Amendments Related to Applicable Margins.

(a)   The table entitled “Applicable Margin for Revolving Loans, Swingline Loans and LC Participation Fee” (including the footnotes thereto) in Annex I of the Credit Agreement is deleted in its entirety and replaced with the following (including the footnotes thereto):

“
	Revolving Loans and Swingline Loans (and LC Participation Fee)
Leverage Ratio*	Eurodollar	ABR
Level I** ≥3.75:1.0	4.00%	3.00%
Level II <3.75:1.0 but ≥2.50:1.0	3.75%	2.75%
Level III <2.50:1.0 but >2.00:1.0	3.50%	2.50%
Level IV <2.00:1.0	3.25%	2.25%
”

*
Note:  Neither (i) cash charges reducing Consolidated Net Income incurred (directly, or otherwise) in connection with the Sago Mine Incident and the Viper Mine Incident nor (ii) extraordinary, non-recurring cash charges for any twelve-month period following the twelve-month period in which the Sago Mine Incident and/or the Viper Mine Incident occurred are added to Consolidated EBITDA for the purposes of calculating the Leverage Ratio to determine the Applicable Margin and the Commitment Fee pursuant to this Annex I.

**	Note: As of the Third Amendment Effective Date, the Applicable Margin shall be set at Level I and shall be adjusted in accordance with the foregoing table, if applicable, starting October 1, 2009.

    Section 2.08 Amendments Related to Exhibits.

  The Exhibits to the Credit Agreement are hereby amended by adding a new Exhibit R immediately after Exhibit P in the form attached hereto as Exhibit B.

ARTICLE III.

CONDITIONS TO EFFECTIVENESS

Section 3.01 Conditions to Limited Waiver and Amendments.   The effectiveness of the limited waiver contained in Article I of this Third Amendment and the amendments contained in Article II of this Third Amendment is conditioned upon satisfaction of the following conditions precedent (the date on which all such conditions precedent have been satisfied being referred to herein as the “Third Amendment Effective Date”).

(a) Fees and Expenses.

(i) The Arrangers and the Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Third Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including the reasonable legal fees and expenses of Latham & Watkins LLP, special counsel to the Agents, and the reasonable fees and expenses of any local counsel, appraisers, consultants and other advisors) required to be reimbursed or paid by Borrower hereunder or under any other Loan Document.

(ii) The Administrative Agent shall have received, for the benefit of each Lender whose signature page to this Third Amendment has been received no later than the date on which each of the other conditions in this Section 3.01 are satisfied, a fee equal to 0.50% of the aggregate Revolving Commitments, as of the Third Amendment Effective Date, of such Lender, which such fee shall be allocated pro rata among such consenting Lenders.

(b) Loan Documents.  All legal matters incident to this Third Amendment and the transactions contemplated hereby and the other Loan Documents shall be satisfactory to the Lenders and to the Administrative Agent and there shall have been delivered to the Administrative Agent an executed counterpart of each of the Loan Documents required to be executed and delivered on the Third Amendment Effective Date, including, but not limited to, (i) this Third Amendment and (ii) the consent of the Guarantors attached hereto as Exhibit A executed by each of the Guarantors (including any persons becoming Guarantors on the date hereof).

(c) Officers’ Certificate.  The Administrative Agent shall have received a certificate, dated the Third Amendment Effective Date and signed by the senior vice president and the chief financial officer of Borrower or such other person reasonably acceptable to the Administrative Agent, confirming compliance with the conditions precedent set forth in this Section 3.01 hereof and Sections 4.02(b), (c) and (d) of the Credit Agreement.

(d) Opinion of Counsel.  The Administrative Agent shall have received, on behalf of itself, the other Agents and the Lenders, a favorable written opinion of Jones Day, special counsel for the Loan Parties, reasonably satisfactory in form and substance to the Administrative Agent, dated the Third Amendment Effective Date, addressed to the Agents and the Lenders and covering such matters relating to the transactions contemplated by this Third Amendment as the Administrative Agent shall reasonably request.

(e) Solvency Certificate.  The Administrative Agent shall have received a solvency certificate substantially in the form of Exhibit N to the Credit Agreement, dated the Third Amendment Effective Date and signed by the chief financial officer of Borrower or such other person reasonably acceptable to the Administrative Agent.

(f) Collateral Requirements.  The Administrative Agent shall have received an agreement between Borrower and the Administrative Agent’s third-party search and filing service, duly executed by each party thereto, with respect to the direct payment by Borrower of all fees and expenses of such service in connection with the Collateral Audit.

(g) Representations and Warranties; No Default.  (i) Each of the representations and warranties contained in Article III of the Credit Agreement shall be true and correct in all material respects as of the Third Amendment Effective Date, except that any representation and warranty that is qualified as to “Materiality” or “Material Adverse Effect” shall be true and correct in all respects as of the Third Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date and (ii) both before (other than with respect to the Specified Defaults) and after giving effect to this Third Amendment, no event shall have occurred and be continuing that constitutes a Default or an Event of Default.

ARTICLE IV.

MISCELLANEOUS

Section 4.01 Execution of this Third Amendment; Authorization.

This Third Amendment is executed and shall be construed as an amendment to the Credit Agreement and forms a part of the Credit Agreement to the extent applicable thereto.

Section 4.02 Representations and Warranties.

Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date hereof:

(a) Authority; Enforceability.  (i) All consents, approvals and authorizations necessary for Borrower’s and Guarantors’ execution, delivery and performance of this Third Amendment and the Consent of Guarantors, as applicable, have been obtained or made and (ii) this Third Amendment and the Consent of Guarantors, as applicable, have been duly executed and delivered by Borrower and Guarantors and constitute the legal, valid and binding obligations of Borrower and Guarantors, respectively, enforceable against Borrower and Guarantors in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) No Conflict.  Neither the execution and delivery of this Third Amendment, the Consent of Guarantors nor any other agreement or instrument contemplated hereby, nor the performance of, and compliance with the terms and provisions of, this Third Amendment, the Consent of Guarantors or any such other agreement or instrument by any Loan Party will, at the time of such execution, delivery or performance, (i) violate or conflict with any provision of such Loan Party’s articles or certificate of incorporation or bylaws or other organizational or governing documents of such Loan Party, (ii) violate, contravene or materially conflict with any Requirements of Law or any other law, regulation, order, writ, judgment, injunction, decree or permit applicable to such Loan Party, except for any violation, contravention or conflict which would not reasonably be expected to have a Material Adverse Effect, (iii) (A) violate, contravene or conflict with the contractual provisions of, or cause an event of default under, any Loan Document or (B) violate, contravene or conflict with the contractual provisions of, or cause an event of default under, any other loan agreement, indenture, mortgage, deed of trust, contract or other agreement or instrument to which such Loan Party is a party or by which such Loan Party may be bound, except, with respect to clause (A) above, for any violation, contravention, conflict or default that would not reasonably be expected to have a Material Adverse Effect, or (iv) result in or require the creation of any Lien (other than those contemplated in or created in connection with the Loan Documents) upon or with respect to such Loan Party’s properties.  No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other person is required in connection with the performance of and compliance with the terms and provisions of this Third Amendment, the Consent of Guarantors or any other agreement or instrument contemplated hereby.

(c) Representations and Warranties in Credit Agreement.  Each of the representations and warranties contained in Article III of the Credit Agreement is true and correct in all material respects as of the date hereof, except that any representation and warranty that is qualified as to “Materiality” or “Material Adverse Effect” shall be true and correct in all respects as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

(d) No Default.  Both before (other than with respect to the Specified Defaults) and after giving effect to this Third Amendment, no event has occurred and is continuing that constitutes a Default or an Event of Default.

Section 4.03 No Waiver.

Except as specifically modified pursuant to the terms of this Third Amendment, the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed.  Nothing herein shall limit in any way the rights and remedies of the Administrative Agent and the Lenders under the Credit Agreement and the other Loan Documents.  The execution and delivery by the Lenders of this Third Amendment shall not constitute a waiver, forbearance or other indulgence with respect to any Default or Event of Default now existing (other than with respect to the Specified Defaults) or hereafter arising.

Section 4.04 Counterparts; Integration; Effectiveness.

This Third Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Third Amendment and any agreements referred to herein constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  This Third Amendment shall become effective when it shall have been executed by each of Borrower and each of the requisite Lenders, and thereafter shall be binding upon and inure to the benefit of the parties to the Credit Agreement and, subject to and in accordance with Section 11.04 of the Credit Agreement, their respective successors and assigns; provided that the effectiveness of the waiver and amendments contained herein is conditioned upon the satisfaction of the applicable conditions set forth in Article III of this Third Amendment.  Delivery of an executed counterpart of a signature page of this Third Amendment by telecopy shall be as effective as delivery of a manually executed counterpart of this Third Amendment.

Section 4.05 Severability.

Any provision of this Third Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality or enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 4.06 GOVERNING LAW.

THIS THIRD AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 4.07 Headings.

Article and Section headings used herein are for convenience of reference only, are not part of this Third Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Third Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

ICG, LLC,
as Borrower

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	SVP & CFO

INTERNATIONAL COAL GROUP, INC.

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	SVP & CFO

[SIGNATURE PAGE TO THIRD AMENDMENT]

UBS AG, STAMFORD BRANCH,
as Issuing Bank, Administrative Agent and Collateral Agent

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

By:	/s/ Michael Cerniglia
Name:	Michael Cerniglia
Title:	Director

UBS LOAN FINANCE LLC, as Lender

By:	/s/ Irja R. Otsa
Name:	Irja R. Otsa
Title:	Associate Director

By:	/s/ Michael Cerniglia
Name:	Michael Cerniglia
Title:	Director

[SIGNATURE PAGE TO THIRD AMENDMENT]

CIT Capital USA, Inc.,
[NAME OF INSTITUTION]
as Lender

By:	/s/ Marc Theisinger
Name:	Marc Theisinger
Title:	Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT]

Branch Banking and Trust Company, as Lender

By:	/s/ Richard E. Whisner, Jr.
Name:	Richard E. Whisner, Jr.
Title:	Sr. Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT]

STYX PARTNERS, L.P.
[NAME OF INSTITUTION]
as Lender

By:	Styx Associates LLC,
Its General Partner

By:	/s/ Jeffrey Lomasky
Name:	Jeffrey Lomasky
Title:	Senior Managing Director

[SIGNATURE PAGE TO THIRD AMENDMENT]

National City Bank
[NAME OF INSTITUTION]
as Lender

By:	/s/ David M. Metz
Name:	David M. Metz
Title:	Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT]

Wachovia Bank, N.A.
[NAME OF INSTITUTION]
as Lender

By:	/s/ D. Paul Hulbert III
Name:	D. Paul Hulbert III
Title:	Vice President

[SIGNATURE PAGE TO THIRD AMENDMENT]

General Electric Capital Corporation
[NAME OF INSTITUTION]
as Lender

By:	/s/ Randall F. Hornick
Name:	Randall F. Hornick
Title:	Authorized Signatory

[SIGNATURE PAGE TO THIRD AMENDMENT]

EXHIBIT A

CONSENT OF GUARANTORS

Each of the undersigned is a Guarantor of the Obligations of Borrower under the Credit Agreement and hereby (a) consents to the foregoing Third Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Third Amendment, the obligations of each of the undersigned Guarantors are not impaired or affected and all guaranties given to the holders of Obligations and all Liens granted as security for the Obligations continue in full force and effect, and (c) confirms and ratifies its obligations under the Credit Agreement and each other Loan Document executed by it.  Capitalized terms used herein without definition shall have the meanings given to such terms in the Third Amendment to which this Consent of Guarantors is attached or in the Credit Agreement referred to therein, as applicable.

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Guarantors as of February 20, 2009.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Exhibit A-1

INTERNATIONAL COAL GROUP, INC.

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	SVP & CFO

HUNTER RIDGE HOLDINGS, INC.

By:	/s/ Charles G. Snavely
Name:	Charles G. Snavely
Title:	President

HUNTER RIDGE, INC.

By:	/s/ Charles G. Snavely
Name:	Charles G. Snavely
Title:	President

BRONCO MINING COMPANY, INC.

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Secretary

COALQUEST DEVELOPMENT LLC

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Vice President & Secretary

HAWTHORNE COAL COMPANY, INC.

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Vice President & Secretary

Exhibit A-2

HUNTER RIDGE COAL COMPANY

By:	/s/ Charles G. Snavely
Name:	Charles G. Snavely
Title:	President

ICG ADDCAR SYSTEMS, LLC

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	VP & Treasurer

ICG BECKLEY, LLC

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	VP & Treasurer

ICG EAST KENTUCKY, LLC

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	VP & Treasurer

ICG EASTERN, LLC

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	VP & Treasurer

ICG EASTERN LAND, LLC

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	VP & Treasurer

Exhibit A-3

ICG HAZARD, LLC

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	VP & Treasurer

ICG HAZARD LAND, LLC

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	VP & Treasurer

ICG ILLINOIS, LLC

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	VP & Treasurer

ICG, INC.

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Sr. Vice President & Secretary

ICG KNOTT COUNTY, LLC

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	VP & Treasurer

ICG NATURAL RESOURCES, LLC

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	VP & Treasurer

Exhibit A-4

ICG TYGART VALLEY, LLC

By:	/s/ Bradley W. Harris
Name:	Bradley W. Harris
Title:	VP & Treasurer

JULIANA MINING COMPANY, INC.

By:	/s/ Charles G. Snavely
Name:	Charles G. Snavely
Title:	President

KING KNOB COAL CO., INC.

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Secretary

MARINE COAL SALES COMPANY

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Secretary

MELROSE COAL COMPANY, INC.

By:	/s/ Christina T. Brumley
Name:	Christina T. Brumley
Title:	Secretary

PATRIOT MINING COMPANY, INC.

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Secretary

Exhibit A-5

SIMBA GROUP, INC.

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Secretary

UPSHUR PROPERTY, INC.

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Asst. Secretary

VINDEX ENERGY CORPORATION

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Secretary

WHITE WOLF ENERGY, INC.

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Vice President & Secretary

WOLF RUN MINING COMPANY

By:	/s/ Roger L. Nicholson
Name:	Roger L. Nicholson
Title:	Secretary

Exhibit A-6